UNITED STATES

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SKYLINE MEDICAL INC.
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On September 7, 2016, Skyline Medical Inc. issued the following press release:

Skyline Medical to Hold Business Update Conference Call on September 8th

MINNEAPOLIS (September 7, 2016) – Skyline Medical Inc. (NASDAQ: SKLN) (“Skyline” or “the Company”), developer of the innovative STREAMWAY® waste fluid disposal system for medical applications, is issuing a reminder that it will hold a business update conference call on Thursday, September 8, 2016 to discuss its proposed joint venture with Electronic On-Ramp and other corporate activities, and its upcoming Special Meeting of Stockholders to be held on September 15, 2016.

The conference call is scheduled to begin at 12:00 p.m. Eastern Time.

To access the conference call, U.S.-based listeners should dial 844-751-1093 and international listeners should dial 574-990-2954. All listeners should provide the following passcode: 73407900. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.skylinemedical.com.

Following the conclusion of the conference call, a replay will be available through September 14, 2016 and can be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 73407900. The webcast will be available for 30 days.

About Skyline Medical

Skyline Medical produces a fully automated, patented, FDA-cleared waste fluid disposal system that virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S. For additional information, please visit www.skylinemedical.com.

Contacts:

LHA

Kim Sutton Golodetz

kgolodetz@lhai.com

212-838-3777

or

Bruce Voss

bvoss@lhai.com

310-691-7100